UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: March 16, 2026

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500
State of Hawaii
(State or other jurisdiction of incorporation)
 1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 - Hawaiian Electric Industries, Inc. (HEI)
1099 Alakea Street, Suite 2200, Honolulu, Hawaii  96813 - Hawaiian Electric Company, Inc. (Hawaiian Electric)
(Address of principal executive offices and zip code)
 Registrant’s telephone number, including area code:
 (808) 543-5662 - HEI
(808) 543-7771 - Hawaiian Electric
  Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Hawaiian Electric Industries, Inc.	Common Stock, Without Par Value	HE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company

Hawaiian Electric Industries, Inc.	☐	Hawaiian Electric Company, Inc.	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Hawaiian Electric Industries, Inc.	☐	Hawaiian Electric Company, Inc.	☐

Item 8.01 Other Events.
On December 31, 2025, Hawaiian Electric Industries, Inc. (the “Company”) and Hawaiian Electric Company, Inc. (“Hawaiian Electric”) entered into a Stipulation of Settlement (the “Derivative Settlement Agreement”) to resolve previously disclosed stockholder derivative actions brought nominally on their behalf against certain individual defendants. The Derivative Settlement Agreement resolves: (i) the action pending in the United States District Court for the District of Hawaii under the caption In re Hawaiian Electric Industries, Inc., Stockholder Derivative Litigation, No. 1:24-CV-00164 (the “Hawaii Federal Action”); (ii) the action pending in the First Circuit Court of the State of Hawaii under the caption In re Hawaiian Electric Industries Inc. and Hawaiian Electric Company, Inc. State Court Derivative Litigation, No. 1CCV-23-0001181 (the “Hawaii State Action”); and (iii) In re Hawaiian Electric Industries, Inc. and Hawaiian Electric Company, Inc. Derivative Litigation, No. 3:23-cv-06627, which was pending in the United States District Court for the Northern District of California before being voluntarily dismissed without prejudice to proceed in coordination with the Hawaii Federal Action (the “California Federal Action” and, together with the Hawaii Federal Action and the Hawaii State Action, the “Derivative Actions”).

The Derivative Settlement Agreement provides for a complete resolution of the claims asserted in the Derivative Actions in exchange for a payment of $100 million, to be made on behalf of the individual defendants by the Company’s insurers. The settlement of the Derivative Actions is conditioned upon, among other things: (i) approval by the boards of directors of the Company and Hawaiian Electric (including their independent, non-defendant directors) of the Derivative Settlement Agreement; (ii) final court approval of the Derivative Settlement Agreement; and (iii) entry of final judgment and orders of dismissal in the Derivative Actions. Plaintiffs’ counsel intends to request court approval for attorneys’ fees equal to 25% of the settlement proceeds, plus expenses not to exceed $475,000. In connection with the settlement of the Derivative Actions, there will be no admission of liability, and the defendants and related persons will receive a customary full release of all claims. As disclosed in the Company’s Annual Report on Form 10-K filed on February 27, 2026 (the “FY2025 10-K”), $47.75 million of the anticipated $100 million settlement payment will be used to fund the settlement of the securities class action pending in the United States District Court for the Northern District of California. That court issued an order preliminarily approving the securities class action settlement on March 3, 2026, and set a hearing on August 13, 2026 to consider final approval of that settlement. Additional information regarding the securities class action settlement is discussed in the Company’s FY2025 10-K.

On March 9, 2026, the United States District Court for the District of Hawaii (the “Court”) issued an order (the “Preliminary Order”) granting preliminary approval of the proposed Derivative Settlement Agreement. The Preliminary Order set May 28, 2026, at 10:00 a.m. HST, as the hearing date and time for final approval of the Derivative Settlement Agreement.

As required by the Derivative Settlement Agreement and the Preliminary Order, the Company is filing the Derivative Settlement Agreement and the Notice of Proposed Derivative Settlement (the “Notice”) with this Current Report on Form 8-K. Copies of these documents are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. The Notice describes, among other things, the background of the claims and the settlement, and provides that any objections to the settlement must be made by stockholders of the Company on or before May 7, 2026, in the manner described in the Notice.

In accordance with the Preliminary Order, a summary of the Notice will be published in The Wall Street Journal, and the Derivative Settlement Agreement and the Notice will also be posted on the “Investor Relations” page of the Company’s website, each as an additional form of notice to the Company’s stockholders

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
99.1	Derivative Settlement Agreement, dated December 31, 2025
99.2	Notice of Proposed Derivative Settlement
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)
/s/ Scott T. DeGhetto	/s/ Paul K. Ito
Scott T. DeGhetto	Paul K. Ito
Executive Vice President and	Senior Vice President,
Chief Financial Officer	Chief Financial Officer and Treasurer

Date: March 16, 2026	Date: March 16, 2026

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